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                                                                   EXHIBIT 99.1



FOR IMMEDIATE RELEASE                                Contact:   Geoffrey Davis
                                                                702-699-5037


              PARK PLACE ENTERTAINMENT ANNOUNCES CLOSING OF CAESARS
                                 TRANSACTION

LAS VEGAS, Dec. 30, 1999 - Park Place Entertainment Corporation (NYSE:PPE) announced today the completion of the Caesars transaction in its entirety as of the close of business December 29.

"Finalizing this historic acquisition is an exciting way to top-off an outstanding year," said Arthur Goldberg, President and CEO of Park Place Entertainment. "In our first twelve months as an independent company, we have successfully separated from our former parent company, acquired and integrated Grand Casinos, developed and opened Paris Las Vegas and closed the Caesars deal."

"This strategic transaction gives us an internationally recognized brand name and a portfolio of premier gaming assets that enhance our geographic and customer diversification," continued Mr. Goldberg.

Park Place Entertainment is the world's largest gaming company and, including the assets from the Caesars transaction, owns, manages or has an interest in 29 gaming properties operating under the Bally's, Caesars, Flamingo, Grand and Hilton brand names with a total of 2 million square feet of gaming space, over 29,000 hotel rooms and approximately 65,000 employees worldwide.

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PARK PLACE ANNOUNCES CLOSING OF CAESARS TRANSACTION - PAGE 2

Additional information on Park Place Entertainment can be accessed through the Company's 24-hour investor relations service. Individuals may call toll-free 877-PPE-NYSE (877-773-6973) or visit WWW.PARKPLACE.COM to obtain the latest Company news and stock price information, or to request information by email, fax or postal mail delivery.

NOTE: THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF FEDERAL SECURITIES LAW, INCLUDING STATEMENTS CONCERNING ANTICIPATED ASSET SALES, ACQUISITIONS AND FINANCIAL PROJECTIONS. THE FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY THE STATEMENTS HEREIN. ADDITIONAL INFORMATION CONCERNING POTENTIAL FACTORS THAT COULD AFFECT THE COMPANY'S FUTURE FINANCIAL RESULTS IS INCLUDED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AND FORMS 10-Q FILED FOR THE PERIODS ENDING MARCH 31, 1999, JUNE 30, 1999 AND SEPTEMBER 30, 1999.

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